EXHIBIT 10.1

Form of Frozen Semen Sale Agreement

(English Translation)

Contract No.: Wu No.
Party A:	Baoji Wuyin Green Food Co., Ltd.
Party B:

The contract is made by and between Party A and Party B on the basis of friendly negotiation concerning distributing Party A’s products as well as providing technical services relating to the products.

I.	Cooperation Contents:
1.	Distribution Area: The parties agreed that Party B shall be the distributor of products of Party A—frozen cattle semen in the market area of
.
2.	Products for Distribution: Party A provides Party B with goods of the following specifications and quantities on the date of

. Frozen semen of Qinchuan cattle:                tubes and frozen semen of improved foreign cattle (including German yellow cattle, Limousin cattle, Simmental cattle, Charolai cattle, Angus cattle and Hereford cattle): tubes

3.	Product Standards: Quality requirement and technical indicators should be subject to the enterprise standards of Party A.
4.	Prices: Frozen semen of Qianchuan cattle	Unit price:
Frozen semen of improved foreign cattle	Unit price:
Total:
5.	Terms of Payment: Cash, Paid on Delivery
6.

Terms of Delivery: Party B shall notify Party A of the date for taking delivery and shall pick up the goods from Party A on the agreed date. Party A shall not be liable for delivering the goods and also the freight charge payable on the part of Party B.

II.	Rights ad Liabilities of Party A:
1.	Party A promises to provide conforming products with technical guidance and services.

2.	Party A shall keep confidential the information concerning sales, market and stock provided by Party B and shall not make it disclosed to any other third party.
3.

Party A shall adequately protect the interests of Party B. The purchase prices of the products should be lower than the market prices and should not be higher than those provided to any other agent of the products in any other area. In case of price adjustment by Party A, Party A shall notify Party B within three working days.

III.	Rights and Liabilities of Party B:
1.	Party B shall actively promote the products of Party A and shall assist Party A in undertaking the corresponding market activities for better promotion.
2.	In case that Party B spots any quality problem, it shall notify Party A in a prompt manner for replacement.
3.	Party B may supply the goods to sub-agents.
IV.	Liabilities for Breach the Contract:
1.

Provided Party B violates the contract and inflicts damages to Party A’s reputation and economic interests, Party A is entitled to remove its distributorship and Party B shall pay the penalty to Party A in accordance with the terms agreed.

2.	In case Party A fails to supply the products on time and causes economic losses to Party B, Party A shall provide due compensation to Party B within the limit of economic losses.
V.	Other Terms:
1.	The contract is in duplicate with each of the party holding one of them and shall be effective with the signatures and seals of both the parties.
2.	The faxed copies are equally in force and effectiveness.
3.	The valid term for the contract herein is from	M	D	Y to
M	D	Y
4.	As for any advice of modification or supplementation, additional written contracts should be signed and attached herein. Oral commitments are deemed invalid.
5.	Dispute Settlement: Both the parties should resort to friendly negotiation when dispute arises from the contract. Any of the parties may bring a suit before a local People’s Court provided the dispute can not be settled by friendly negotiation.

Party A:	Party B:
Signature of Representative	Signature of Representative:
(Seal)	(Seal)
Date : M D Y	Date: M D Y